EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-252690, 333-278478 and 333-278479) on Form S-8 and Registration (No. 333-282311) on Form S-3 of our report dated March 4, 2025, relating to the financial statements of Vireo Growth Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Davidson & Company LLP

Vancouver, Canada	Chartered Professional Accountants
March 4, 2025